CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated March 17, 2014, relating to the financial statements of NorthPointe Small Cap Value Fund and NorthPointe Large Cap Value Fund (two of the funds constituting Advisors' Inner Circle Fund III), which appear in such Registration Statement. We also consent to the reference to us under the heading
"Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
March 17, 2014